UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

Bank of the Ozarks, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	333-27641	71-0556208
(State of incorporation or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)
17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Information.

On December 31, 2012, Bank of the Ozarks, Inc. (the “Company”) announced completion of its acquisition of Genala Banc, Inc. pursuant to a previously announced definitive agreement and plan of merger whereby Genala Banc, Inc. merged into the Company effective December 31, 2012 in a transaction valued at approximately $27.5 million based on the Company’s closing price of its common stock on December 28, 2012, the last business day before completion of the merger. The Company issued 423,616 shares of its common stock valued at approximately $14.1 million as of such date, plus approximately $13.4 million in cash for all outstanding shares of Genala Banc, Inc. common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated December 31, 2012 whereby Bank of the Ozarks, Inc. Announces Completion of its Acquisition of Genala Banc, Inc. in Geneva, Alabama.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date:	December 31, 2012	/s/ Greg McKinney
Greg McKinney
Chief Financial Officer
and Chief Accounting Officer

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EXHIBIT
INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated December 31, 2012 whereby Bank of the Ozarks, Inc. Announces Completion of its Acquisition of Genala Banc, Inc. in Geneva, Alabama.

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